AMENDMENT NO. 2 AND WAIVER TO PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 AND WAIVER TO PURCHASE AGREEMENT is made as of November 30, 2009 (this “Amendment and Waiver”) between GRANT THORNTON LIMITED in its capacity as interim receiver and receiver and manager of EGC Holdings Ltd. (“EGC Holdings”) and not in its personal capacity (“Receiver”), and CENTURY CASINOS EUROPE GMBH (“Purchaser”).

WHEREAS, Receiver and Purchaser are parties to a Purchase Agreement made as of November 6, 2009, as amended by that Amendment No. 1 to Purchase Agreement made as of November 24, 2009 (together, the “Purchase Agreement”).

WHEREAS, Receiver has requested that Purchaser waive its rights to terminate the Purchase Agreement pursuant to and in accordance with the provisions of Section 10.2 thereof, and Purchaser has agreed, subject to the terms and conditions hereof and the limitations contained herein.

WHEREAS, Receiver and Purchaser wish to further amend the Purchase Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements in this Amendment, Receiver and Purchaser agree as follows:

1.           Definitions

Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           Amendments

2.1           Section 1.1(k) of the Purchase Agreement shall be deleted in its entirety and the following inserted in substitution therefor:

““Due Diligence Period” means the period commencing on the Effective Date and ending on December 11, 2009.”

2.2           Section 10.4 of the Purchase Agreement shall be deleted in its entirety and the following inserted in substitution therefor:

“10.4           No later than 5.00 p.m., Vancouver time, on November 30, 2009, Purchaser shall deliver to Receiver a true and complete list of the Purchaser Approved Retained Liabilities (the “List”).  Receiver acknowledges that the Purchaser Approved Retained Liabilities will not include the Consulting Agreement dated October 2, 2007, as amended, between Silver Dollar and Frank Sisson’s Silver Dollar Entertainment Ltd.”

2.3           Section 16.2(c) of the Purchase Agreement shall be amended by the deletion of “and” at the end of such Section, and Section 16.2(d) of the Purchase Agreement shall be deleted in its entirety and the following inserted in substitution therefor:
“(d)
(i) an originally executed and registrable discharge of the mortgage registered as instrument number  071 499 683 registered in favor of 1144515 Alberta Ltd as mortgagee, together with written authorization from Fortress and 1144515 Alberta Ltd. for Purchaser to submit same for registration; (ii) an originally executed and registrable discharge of the caveat registered as instrument number 071 499 684 registered in favor of 1144515 Alberta Ltd as caveator, together with written authorization from Fortress and 1144515 Alberta Ltd. for Purchaser to file the same; (iii) a copy of the irrevocable direction to McCarthy Tétrault LLP to discharge that certain Security Agreement registered at the Alberta Personal Property Registry as registration number 07100111116 in favor of Fortress Credit Corp. as to Silver Dollar and EGC Properties; (iv) a copy of the irrevocable direction to McCarthy Tétrault LLP to discharge that certain Land Charge registered at the Alberta Personal Property Registry as registration number 07100111157 in favor of Fortress Credit Corp. as to Silver Dollar and EGC Properties; and (v) a discharge of any other security registrations by Fortress or any affiliate thereof as to Silver Dollar and EGC Properties; and

(e)	such other documents and instruments as reasonably required by Purchaser to give effect to the transactions contemplated hereby.”

3.           Waiver

3.1           Subject to Section 3.2 below, Purchaser hereby waives its rights under Section 10.2 of the Purchase Agreement to terminate the Purchase Agreement; provided that Purchaser shall retain the right to terminate the Purchase Agreement under Section 10.2 if Purchaser is not satisfied in its sole discretion with the results of Purchaser’s due diligence with respect to tax matters relating to intercompany indebtedness of the Subsidiaries.

3.2           Notwithstanding the waiver by Purchaser pursuant to Section 3.1 above, Receiver shall deliver to Century during the Due Diligence Period such information concerning the current amounts of the intercompany debts owed by Silver Dollar and EGC Properties, the origins thereof and such other information relating thereto as Purchaser may reasonably request, in each case to the extent the Receiver has such information in its possession, or is hereafter able to obtain from Evergreen.

4.           Effectiveness of Purchase Agreement

The Purchase Agreement as amended hereby, and subject to the waiver contained herein, shall continue in full force and effect.

IN WITNESS WHEREOF the parties have executed this Amendment and Waiver effective as of the day and year first above written notwithstanding the date of execution.

GRANT THORNTON LIMITED in its capacity as interim receiver and receiver and manager of EGC Holdings Ltd., and not in its personal capacity		CENTURY CASINOS EUROPE GMBH
Per:	/s/ Mark Wentzell	Per:	/s/ Larry Hannappel
	Authorized Signatory		Authorized Signatory
	Mark Wentzell CA,CIRP		Larry Hannappel
	Name		Name
	Senior Vice President		Authorized Signatory
	Title		Title
	30 November 2009		30 November 2009
	Date of Execution		Date of Execution

The undersigned, as solicitors for Grant Thornton Limited in its capacity as interim receiver and receiver and manager of EGC Holdings Ltd., and not in its personal capacity, (i) acknowledges the terms of the foregoing Amendment and Waiver, and (ii) confirms that it is not released from its obligations under Sections 3 and 6 of the Purchase Agreement relating to the Deposit and the Section 3.1(b) Amount.

FASKEN MARTINEAU DUMOULIN LLP

Per:	/s/ John Grieve
Authorized Signatory
John Grieve
Name
Partner
Title
30 November 2009
Date of Execution

Fortress agrees that subject to satisfaction (or express written waiver by Fortress) of each of the following conditions, Fortress shall execute the Fortress Release and deliver the Fortress Release to Purchaser at the Closing: (i)  the Vesting Order obtained by the Receiver includes a provision that the release of any claims of Fortress against the Subsidiaries and the liens of Fortress in the Assets and the Shares is without prejudice to and does not in any way adversely affect the claims of Fortress against, and the liens of Fortress in the assets of, any of the other Evergreen subsidiaries, and (ii) Fortress receives from the Receiver, acting on behalf of such other Evergreen subsidiaries, reaffirmations of the obligations of such other Evergreen subsidiaries to Fortress which reaffirmations are in form acceptable to Fortress and are executed and delivered pursuant to such court authorization as Fortress, the Receiver or its counsel may deem necessary.

FORTRESS CREDIT CORP., as Agent for Fortress Credit Opportunities I LP and Fortress Credit Funding II LP

By::	/s/ Constantine Dakolias

Name:	Constantine Dakolias

Title:	President

Date of Execution:	30 November 2009